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                                                                     EXHIBIT 99



                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                                 TOM PRICE, VICE PRESIDENT-
SEPTEMBER 17, 1999                                         CORPORATE DEVELOPMENT
                                                                  (405) 879-9257

                    CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                   PLANNED SALE OF GOTHIC ENERGY COMMON STOCK

OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 17, 1999 - Chesapeake Energy Corporation (NYSE:CHK) today announced that contingent upon acceptable market conditions and in accordance with the Securities and Exchange Commission's Rule 144, the company intends to sell its recently acquired 2,394,125 common shares of Gothic Energy Corporation (OTC Bulletin Board: GOTH) in open-market or privately negotiated transactions.

The company continues to own 100% of Gothic's 12% Series B Preferred stock which has accreted to $57.5 million in liquidation value. Furthermore, the company continues to actively develop oil and gas properties jointly owned with Gothic that are subject to the Chesapeake/Gothic 1998 joint venture.
                                      ####

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1998 and the report filed on Form 10-Q for the quarter ended June 30, 1999.

Chesapeake Energy Corporation is an independent natural gas producer headquartered in Oklahoma City. The company's operations are focused on developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chesapeake-energy.com.